As filed with the Securities and Exchange Commission, September 11, 2013

Registration No. 333-190215

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STELLA BLU, INC.

(Exact name of registrant as specified in its charter)

Nevada	6794	80-0524316
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

270 Greyson Place,

Teaneck, New Jersey 07666

Telephone Number 866-416-3547

(Address and telephone number of registrant’s principal offices)

Yoel Eliyahu

Chief Executive Officer

Stella Blu, Inc.

270 Greyson Place,

Teaneck, New Jersey 07666

Telephone Number 866-416-3547

(Name, address and telephone number of agent for service)

Copies to:

Carl M. Sherer, Esq.

Rimon PC

245 Park Avenue, 39th Floor

New York, NY 10067

(800) 930-7271 Extension 210

(617) 997-0098 Fax

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐  Accelerated filer  ☐  Non-accelerated filer  ☐  Smaller reporting company  ☒

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☒     No  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	1,000,000 shares	$0.10 per share	$100,000	$13.64

Common Stock (1)	3,500,000 shares	$0.10 per share	$350,000	$47.74

Total:	4,500,000 shares		$450,000	$61.38

(1)	3,500,000 shares of common stock offered by selling shareholders. The entire estimated expenses for this offering is being paid by the Company and none of it is being paid by the selling shareholders.

The proposed offering price per share for the selling stockholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The price of $0.10 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or at privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated September 11, 2013

STELLA BLU, INC.

UP TO 1,000,000 SHARES OF COMMON STOCK OFFERED BY THE COMPANY

3,500,000 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS

$0.10 per Share

This is the initial public offering of our common stock. Prior to this offering, there has been no public market for our common stock. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market.

We are offering a total of 1,000,000 shares of the common stock of Stella Blu, Inc., a Nevada corporation, par value $.0001 per share, in a direct public offering, without any involvement of underwriters or broker-dealers at a fixed price of $0.10 per share. The shares being offered by us are being offered through our directors on a ‘‘best efforts ’’ basis pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934. There is no minimum number of shares that must be sold by us in this offering. We are offering the shares from time to time on a continuous basis, for up to 90 days from the date that this Registration Statement becomes effective, but we may terminate the offering at any time. We may not extend the offering.

This Prospectus also relates to the resale of up to 3,500,000 shares of common stock of Stella Blu, Inc., a Nevada corporation by the selling stockholders identified in this Prospectus. These shares have already been issued to the selling stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. We will not receive any of the proceeds from the sale of those shares being sold by the selling stockholders. The selling stockholders will sell shares from time to time at a fixed price equal to $0.10 per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or at privately negotiated prices.

The resale of the shares is not being underwritten. The selling stockholders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. We are paying substantially all expenses incidental to registration of the shares.

There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

Stella Blu, Inc. is an emerging growth company as defined under the Jumpstart Our Business Startups (JOBS) Act, and has not yet generated any revenue. As an emerging growth company, Stella Blu, Inc. has chosen to comply with certain reduced public company reporting requirements. See “Risk Factors - Our status as an emerging growth company and as a Smaller Report Company may make our shares unattractive to investors” for more details

Your investment involves a high degree of risk. See “Risk Factors” starting on page 4 for certain information you should consider before you purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________, 2013

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You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

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PROSPECTUS SUMMARY

As used in this Prospectus, references to “Stella Blu, Inc.,” the “Company,” ”we,” “our” or “us” refer to Stella Blu, Inc., unless the context otherwise indicates.

The Company began limited operations, related solely to capital formation activities, on February 10, 2013, is considered a development stage company and has not yet realized any revenues from its planned operations.

The following summary highlights selected information contained in this Prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Stella Blu, Inc (the “Company”) is an emerging growth company (as defined in the Jumpstart Our Business Startups (JOBS) Act), which was formed in the State of Nevada on December 14, 2009. For more information regarding our status as an emerging growth company, see “Risk Factors - Our status as an emerging growth company and as a Smaller Reporting Company may make our shares unattractive to investors.”

Stella Blu, Inc. will be engaged in the patent monetization business. Our principal operations will include the acquisition, licensing, and enforcement of patented technologies. We plan to develop our portfolios from patents whose rights we hope to obtain from third parties. We hope to generate revenues and related cash flows from the subsequent sale, licensing and enforcement of those patents. We plan to initiate lawsuits, if necessary, to prevent the unauthorized use of the licensed patented technologies in which we expect to acquire rights. When necessary we plan to assist third parties in the further development of their patent portfolios through the filing of additional patent applications. The Company’s planned focus will be in acquiring patents in high-tech areas such as bio-technology and nano-technology. We are initially targeting technologies developed in Israel.

Our operations to date have been limited to capital formation activities. We have acquired no patents or license agreements, and therefore have not yet initiated any defensive enforcement actions. We plan to commence operations as soon as possible after closing our offering under this Prospectus. Our chief executive officer has committed to lend to the Company up to $50,000 based on an interest-free demand note in order to ensure that we have sufficient capital for the next 12 months of operations, even if this offering is not successful.

As already noted, we plan to engage in the patent monetization business. Any organization that innovates and invents new technologies has likely developed a portfolio of patents over time. It’s expensive to obtain those patents and maintain them over the 20 years or so that they remain in force. Some of these costs, however, can be offset if the patents are exploited to generate revenue, usually by selling products that incorporate the patented technology or by licensing the patents themselves. In some cases, patent owners don’t get much value from their patents. This can happen when, for example, technology isn’t commercially developed due to changes in corporate strategy or other contingencies. Patents that covered that technology might be ignored and left on the shelf, only to be revisited when periodic official fees are due to maintain them. Monetization is one way to get value from these underused patents. It’s a process that creates income from assets - the patents in the portfolio - that would otherwise go untapped. However, there are challenges to monetization, including how to assess and value the patents in a portfolio and how to identify potential licensees. See “Description of Business: Patent Monetization and Patent Assertion”.

About this offering

This Prospectus relates to a total of 4,500,000 shares of common stock of Stella Blu, Inc., a Nevada corporation.

An aggregate of up to 1,000,000 shares of our common stock may be offered and sold pursuant to this Prospectus by the Company.

An aggregate of up to 3,500,000 shares of our common stock may be offered and sold pursuant to this Prospectus by the selling stockholders. The selling stockholders acquired these shares from us in a private placement conducted in April and May 2013.

In May 2013, we closed on a private placement offering in which we sold an aggregate of 3,500,000 shares of our common stock in transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. The entire 3,500,000 shares are being registered for resale in this Prospectus.

Number of shares outstanding after this offering

There are currently 10,000,000 shares of our common stock issued and outstanding. We have no other securities issued or outstanding. The number of shares outstanding after this offering will be 11,000,000 (assuming all shares offered by us are sold).

Market for our common stock

There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over- the-counter market. After the effective date of the Registration Statement relating to this Prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Therefore, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds

We intend to use the net proceeds of the shares offered by us in the manner described in this prospectus. See “Use of Proceeds” for additional information. We will not receive any of the proceeds resulting from the sale of the shares held by the selling stockholders.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this Prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.

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Risks Related to Our Financial Condition and Operations

We may incur losses in the future.

Although we were incorporated in December 2009, we did not commence operations until February 2013, and our operations since then have only related to capital formation activities. Nevertheless, we have sustained losses from operations since we commenced operations.   As of June 30, 2013, our accumulated deficit was approximately $10,016.  As of June 30, 2013, we had approximately $21,410 in cash and cash equivalents on hand, and working capital of approximately $26,423. We expect to continue incurring significant legal and general and administrative expenses in connection with our operations. As a result, we anticipate that we may incur losses in the future.

We will need additional funding in the future, which may not be available on acceptable terms, or at all, and, if available, may result in dilution to our stockholders, and the report from our independent registered public accountants includes an uncertainty paragraph regarding our ability to continue as a going concern.

Based on currently available information, we believe that our existing cash, cash equivalents, and short-term investments, together with any amounts received from this Offering, any amounts lent to us by our Chief Executive Officer, and cash flows from patent licensing and enforcement, and other potential sources of cash flow will be sufficient to enable us to engage in our patent licensing and enforcement activities for at least 12 months.  We also may seek to sell equity, debt or convertible debt securities in the public or private markets, or to obtain loans from various financial institutions to finance our ongoing operations.  The sale of additional equity securities or securities convertible into or exercisable for equity securities could result in dilution to our stockholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  If we cannot obtain such funding, we would need to curtail or cease some or all of our operations.

As shown in the accompanying financial statements, we have incurred a net loss of approximately $9,227 during the six months ended June 30, 2013, and, as of that date, we have a net shareholders’ equity of approximately $26,423. These and the other factors described herein raise uncertainty about our ability to continue as a going concern.  Management’s plans in regard to these matters are set forth in the notes to the accompanying financial statements.  The accompanying financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.  The report from our independent registered public accountants, D. Brooks and Associates, dated July 26, 2013, includes an explanatory paragraph related to our ability to continue as a going concern.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

Our cash, cash equivalents and short-term investments on hand totaled approximately $21,410 at June 30, 2013.  To date, we have relied primarily upon cash from the private sale of equity securities to generate the working capital needed to finance our capital formation activities.

Although we received net proceeds of approximately $35,000 from the sale of shares of common stock in our Regulation S offering in April and May, 2013, we will need substantial additional capital to continue to operate our business.

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We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  Aside from our chief executive officer’s commitment to lend us up to $50,000, we have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital other than the capital that has been committed by our chief executive officer may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

Failure to effectively manage our potential growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Once we commence our business operations, if our business strategy produces results as expected, our potential growth is expected to place a strain on our managerial, operational and financial resources and systems.  Further, if our business grows, we will be required to manage multiple relationships.  Any growth by us, or an increase in the number of our strategic relationships, may place additional strain on our managerial, operational and financial resources and systems.  Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

Our future success depends on our ability to expand our organization.

If we grow as planned, the administrative demands upon us will grow, and our success will depend upon our ability to meet those demands. These demands include increased accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control.  Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results.

Risks Related to Patent Monetization and Patent Assertion Activities

We may not be able to monetize our patent portfolios after we acquire them.

The primary operations of the Company going forward will be Patent Monetization and Patent Assertion. We hope to generate revenues and related cash flows from the licensing and enforcement of patents that we plan to obtain in the future, from third parties.  However, we can give no assurances that we will be able to identify opportunities to exploit such patents or that such opportunities, even if identified, will generate sufficient revenues to sustain future operations.

Certain of the patent portfolios that we purchase may be subject to existing license agreements which may limit our ability to monetize them.

We intend to take the steps necessary to seek to remove any encumbrances that may inhibit our patent licensing and enforcement efforts; however, we can give no assurance that any patent portfolios we acquire will be unencumbered.  If our patent portfolios are encumbered, it could limit our ability to monetize such portfolios.

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We currently have no revenues and there is no assurance that we will have any revenues in the future.

We currently have no revenues, and any revenues that we may receive once we commence operations may be unpredictable. Due to the nature of the licensing business and uncertainties regarding the amount and timing of the receipt of license and other fees from potential infringers, stemming primarily from uncertainties regarding the outcome of enforcement actions, rates of adoption of our patented technologies, the growth rates of potential licensees and certain other factors, our future revenues, if any,  may vary significantly from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to fall below market expectations and adversely affect the market price of our common stock.

Our success depends in part upon our ability to retain the best legal counsel to represent us in patent enforcement litigation.

The success of our licensing business depends upon our ability to retain the best legal counsel to prosecute patent infringement litigation. As our patent enforcement actions increase, it will become more difficult to find the best legal counsel to handle all of our cases because many of the best law firms may have a conflict of interest that prevents them from representing us.

We, in certain circumstances, may rely on representations, warranties and opinions made by third parties that, if determined to be false or inaccurate, may expose us to certain material liabilities.

From time to time, we may rely upon the opinions of purported experts.  In certain instances, we may not have the opportunity to independently investigate and verify the facts upon which such opinions are made. By relying on these opinions, we may be exposed to liabilities in connection with the licensing and enforcement of certain patents and patent rights which could have a material adverse effect on our operating results and financial condition.

Our exposure to uncontrollable outside influences, including new legislation, court rulings or actions by the United States Patent and Trademark Office, could adversely affect our Patent Monetization and Patent Assertion business and results of operations.

Our Patent Monetization and Patent Assertion business will be subject to numerous risks from outside influences, including the following:

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

We may purchase or apply for patents and may spend a significant amount of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (“USPTO”), or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

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In this regard, it should be noted that the America Invents Act, signed in 2011 (“America Invents Act”), made it illegal to file a single lawsuit claiming multiple defendants had infringed a patent in the same way. Now, a patent holder must file individual lawsuits against each infringing company. Patent experts say that the America Invents Act has significantly increased the number of patent infringement lawsuits since it was enacted, and has made prosecuting patent infringers significantly more expensive.

On June 4, 2013, President Obama issued an executive order, ordering the Patent and Trademark Office to require companies to be more specific about exactly what their patent covers and how it is being infringed. The administration also told the patent office to tighten scrutiny of overly broad patent claims and said it would aim to curb patent-infringement lawsuits against consumers and small-business owners who are simply using off-the-shelf technology. The implementation of this executive order could make it significantly more difficult for us to prove patent infringement claims.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we plan to diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

There is a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue, if any, from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

U.S. Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Patent enforcement actions are almost exclusively prosecuted in U.S. Federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases always take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before United States Judges, and as a result, we believe that the risk of delays in patent enforcement actions will have a significant effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

We anticipate that our primary asset will be our patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolios will be dependent upon the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

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Competition is intense in the industries in which we plan to do business and as a result, we may not be able to grow or maintain our market share for our technologies and patents.

Our licensing business may compete with venture capital firms and various industry leaders for technology licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries upon which we currently rely to generate future revenue.

Our patented technologies face uncertain market value.

Many of our patents and technologies are likely to be in the early stages of adoption in the commercial and consumer markets. Demand for some of these technologies will be untested and will be subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services.

As patent enforcement litigation becomes more prevalent, it may become more difficult for us to voluntarily license our patents.

We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

Other people may have the right to exploit our Israeli patents in Israel.

As noted elsewhere in this Prospectus, our initial plan is to seek licenses to exploit technology developed by Israeli technology centers. Israeli patent law grants a right to exploit patented technology, without being subject to a patent holder’s rights, to anyone who is able to prove that he was exploiting that technology before the patent was granted. Under Section 53 of the Israeli Patent Law, if, on the date on which an application for a patent was first submitted in Israel, a person in Israel in good faith exploited the invention that is the subject of the patent application, or if he in good faith made actual preparations for its exploitation, then he is entitled to exploit the invention himself and in the course of his business without consideration. If technology that we acquire turns out to be subject to a prior right of exploitation, the value of that technology could be significantly impaired.

Uncertainty in global economic conditions could negatively affect our business, results of operations and financial condition.

Our revenue-generating opportunities will depend on the use of our patented technologies by existing and prospective licensees, the overall demand for the products and services of our licensees, and on the overall economic and financial health of our licensees.  Although economic conditions appear to be improving, recent uncertainties in global economic conditions have resulted in a tightening of the credit markets, a low level of liquidity in many financial markets, and extreme volatility in the credit, equity and fixed income markets.  If economic conditions do not continue to improve, or if they further deteriorate, many of our licensees’ potential customers, who may rely on credit financing, may delay or reduce their purchases of our licensees’ products and services.  In addition, the use or adoption of our future patented technologies will often be based on current and forecasted demand for our licensees’ products and services in the marketplace and may require companies to make significant initial commitments of capital and other resources.  If negative conditions in the global credit markets delay or prevent our future licensees’ and their potential customers’ access to credit, overall consumer spending on the products and services of our licensees may decrease and the potential adoption or use of our patented technologies may slow, respectively.  Further, if the markets in which our future licensees intend to participate do not continue to improve, or deteriorate further, this could negatively impact our licensees’ long-term sales and revenue generation, margins and operating expenses, which could in turn have an adverse effect on our future business, results of operations and financial condition.

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In connection with future patent enforcement actions conducted by us, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities .

As we become engaged in the business of Patent Monetization and Patent Assertion, we may be subject to claims, counterclaims and legal actions that arise in the ordinary course of business and which could have a material impact on our operations and financial condition. In connection with any patent enforcement actions, it is also possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorney’s fees and/or expenses to a defendant(s), which could be material.

We are dependent upon one person and the loss of his services could adversely affect us.

Our future success in acquiring and monetizing patent portfolios will depend on the efforts of our President and Chief Executive Officer, Mr. Yoel Eliyahu.  We do not maintain “key person” life insurance on Mr. Eliyahu. The loss of Mr. Eliyahu’s services could have a material adverse effect on our business and operating results.

RISKS RELATED TO OUR COMMON SHARES

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.0001 per share, of which 10,000,000 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.0001 per share. The future issuance of additional shares of common stock and preferred stock which we are currently authorized to issue , including the issuance of shares of common stock in this offering, may result in substantial dilution in the percentage of our stock held by our then existing shareholders. We may value any common stock or preferred stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or patent acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current shareholders, or may require us to pay significant dividends before any distributions may be made to our other shareholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board after the registration statement relating to this Prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

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The requirements of being a public company may strain our resources and distract our management; our election to take advantage of the JOBS Act may mean that a material weakness in our internal controls could remain undetected for a longer period.

Public companies are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, except as noted below. To the extent that we are subject to them, these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and , if we are no longer an emerging growth company or a Smaller Reporting Company, a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion. We have not yet evaluated the effectiveness of our internal controls over financial reporting or our disclosure controls and procedures. Management will not be required to provide a report on our internal control over financial reporting until our second annual report. As a result, a material weakness in our internal controls could go undetected.

Because we are an ‘emerging growth company,’ as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not ‘emerging growth companies’. These exemptions include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We intend to take advantage of the exemption from the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act. If we take advantage of the exemption from the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act, which exemption is available to us both as an emerging growth company, and as a Smaller Reporting Company, a material weakness in our internal controls may remain undetected for a longer period than would otherwise be the case, which could have a material adverse effect on our business and results of operations.

Our status as an emerging growth company and as a Smaller Reporting Company may make our shares unattractive to investors.

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As long as a company is deemed an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to present only two years of audited financial statements and related Management’s Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide fewer than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until we are no longer an emerging growth company, which will occur on the earliest of (1) the last day of the fiscal year following the fifth anniversary of this offering, (2) the last day of the fiscal year in which we have more than $1.0 billion in annual revenues, (3) the date on which we have more than $700 million in market value of our common units held by non-affiliates or (4) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period.

We have elected to adopt the reduced disclosure requirements described above. As a result of these elections, the information that we provide in this prospectus may be different from the information you may receive from other public companies in which you hold equity interests.

Our election to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. The difference in information might make our shares less attractive to investors, by making it more difficult to compare our shares to those of other companies which are not emerging growth companies. This could have a negative impact on the trading volume and price of our shares and make it difficult for us to raise capital in the future.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a Smaller Reporting Company as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

We qualify as a Smaller Reporting Company. Moreover, as a Smaller Reporting Company and so long as we remain a Smaller Reporting Company, we benefit from similar exemptions and exclusions as an Emerging Growth Company. In the event that we cease to be an Emerging Growth Company as a result of a lapse of the five year period, but continue to be a Smaller Reporting Company, we would continue to be subject to similar exemptions available to Emerging Growth Companies until such time as we were no longer a Smaller Reporting Company.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Because our sole officer and director is located in a non-U.S. jurisdiction, you may have limited effective recourse against our management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

Our sole director and officer is a national and resident of Israel, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

If our shares are quoted on the over-the-counter bulletin board, our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares. Regardless of whether our shares are quoted on the over-the-counter bulletin board, under Section 15(d) of the Exchange Act, we will be required to file periodic reports with the Commission once our registration statement becomes effective. See “Risk Factors: We are not a fully reporting company under the Securities Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d).”

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Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “STANDARD MANUALS EXEMPTIONS.”

Thirty-nine states, certain U.S.  Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Yoel Eliyahu. This concentration of ownership could discourage or prevent a potential takeover of Stella Blu, Inc. that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by Yoel Eliyahu, our President, Chief Executive Officer, Treasurer and Director, who was issued 6,500,000 shares of our common stock for $650 in February 2013. Mr. Eliyahu holds 65% of our issued and outstanding shares. Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Yoel Eliyahu has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

13

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are ’‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an ’‘automated quotation system’’ and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year, provided that the securities were not issued by a shell company or that the issuer who issued the securities has not been a shell company for at least one year. We are currently a shell company, as defined in the rules and regulations under the Securities Act of 1933. None of our currently outstanding shares of Common Stock have been held for one year or more. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

Because we are currently considered a shell company, there are restrictions imposed on the transfer of our unregistered shares, which may make our shares unattractive to investors

We are currently considered a shell company as defined in Rule 405 under the Securities Act of 1933, because we currently have nominal operations and nominal assets. As a result of our classification as a shell company, investors in our unregistered shares will not be allowed to rely on the “safe harbor” provisions of Rule 144 until one year from the date that we cease to be a shell company. This could make it more difficult for us to raise money in the private markets, which is generally significantly less expensive than raising money in the public markets. This in turn could make our shares unattractive to investors. We can provide no assurance or guarantee that we will cease to be a shell company.

We are not a fully reporting company under the Securities Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d)

Until our common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.  Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the Securities and Exchange Commission when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investors who buy securities in registered offering are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations i.e, under Section 13 of the Exchange Act. However, companies that are only required to report under Section 15(d), and not under Section 12 of the Exchange Act, are not subject to some of the Exchange Act reporting requirements. For example, companies that are only required to report under Section 15(d) and not under Section 13 are not subject to the short-swing profit reporting requirements, the beneficial ownership reporting requirements, the institutional investor reporting rules and the third-party tender offer rules. Additionally, shareholders in a company that is only required to report under Section 15(d) and not under Section 13 are not entitled to the benefits of the Exchange Act’s proxy rules.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, other than the year in which the registration statement became effective, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act.  Management of the Company, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act.

The Company anticipates an increase in expenses that will result from becoming a reporting company. Management has estimated the yearly increase in expenses to be $40,000 which will consist of approximately $20,000 in audits and reviews, $15,000 in legal costs, and $5,000 in filing and miscellaneous fees. The Company does not anticipate a change in officer compensation once it becomes a reporting company.

USE OF PROCEEDS

We will not receive any proceeds for those shares sold by selling shareholders.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

	50%	75%	100%
Total Proceeds	$50,000	$75,000	$100,000
Working Capital	$10,000	$13,000	$15,000
Legal	$7,500	$11,000	$16,000
Accounting	$5,500	$8,000	$10,000
Acquisitions of Rights in Patented Technologies	$21,000	$32,000	$45,000
Consulting Fees	$4,000	$7,000	$9,000
Supplies	$2,000	$4,000	$5,000
Total Use of Net Proceeds	$50,000	$75,000	$100,000

No proceeds will be used to pay any debt or for back pay for any employee.

DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $0.10 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. We will sell, and the selling stockholders will sell shares from time to time at a fixed price equal to $0.10 per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, selling stockholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

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FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 17, the Management’s Discussion and Analysis or Plan of Operation section beginning on page 21, and those discussed elsewhere in this Prospectus.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including by the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on the over-the-counter bulletin board (the “OTCBB”) maintained by FINRA. As of the date of this Prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, with a par value of $0.0001 per share and 5,000,000 shares of Preferred Stock, with a par value of $0.0001 per share. As of September 9, 2013, there were 10,000,000 shares of our Common Stock issued and outstanding. Our shares are held by forty (40) stockholders of record.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Dividends

We have never declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate declaring or paying any dividends on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

DILUTION

The price of the current offering is fixed at $0.10 per share. This price is significantly higher than the price paid by the Company's sole director and officer for common equity in February, 2013. Yoel Eliyahu, the Company's sole officer and director, paid $.0001 per share for the 6,500,000 shares of common stock he purchased from the Company in February 2013.

It is also significantly higher than the $.01 per share that was paid by the selling stockholders for 3,500,000 shares in May 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Assuming completion of the offering, there will be up to 11,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$100,000	$75,000	$50,000
Offering price	$0.10	$0.10	$0.10
Net tangible book value per common share before offering	$0.0026	$0.0026	$0.0026
Increase per common share attributable to investors	$0.0061	$0.0040	$0.0018
Pro forma net tangible book value per common share after offering	$0.0088	$0.0066	$0.0044
Dilution to investors	$0.0912	$0.0934	$0.0956
Dilution as a percentage of offering price	91.23%	93.36%	95.58%

The table is based on 10,000,000 common shares outstanding as of June 30, 2013 and total stockholder's equity of $26,423 utilizing audited June 30, 2013 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.0001 per common share in comparison to the offering price of $0.10 per common share.

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SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 3,500,000 shares of our common stock held by 39 shareholders of our common stock which sold in our Regulation S Rule 903 offering completed in May 2013.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 9, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Within the past three years, none of the selling stockholders has had any position, office or other material relationship, including familial relationships, with the company or with its sole director and officer. We have no predecessors or affiliates other than our sole director and officer.

	Shares Beneficially Owned Prior to the Offering		Total Shares	Shares Beneficially Owned After the Offering (1)
Shareholder Name	Number	Percent	Registered	Number	Percent
1) Elyssa Aftel	50,000	*	50,000	0	0
2) Dina Blank	50,000	*	50,000	0	0
3) Irit Duvdevani	50,000	*	50,000	0	0
4) Meir Dahan	50,000	*	50,000	0	0
5) Erez Bal-Zdaka	50,000	*	50,000	0	0
6) Avigail Rothner	50,000	*	50,000	0	0
7) Jonathan Kirsch	50,000	*	50,000	0	0
8) Ruty Zargari	50,000	*	50,000	0	0
9) Linda Fishhaut	50,000	*	50,000	0	0
10) Avishai Eliyahu	50,000	*	50,000	0	0
11) Atiel Yaakov Levi	50,000	*	50,000	0	0
12) Ido Kamieniecki	50,000	*	50,000	0	0
13) Esther Okashi	50,000	*	50,000	0	0
14) Jerry Fishman	50,000	*	50,000	0	0
15) Lisa Finn	50,000	*	50,000	0	0
16) Shalom Kurtz	50,000	*	50,000	0	0
17) Mark Slutzki	50,000	*	50,000	0	0
18) Maryl Lee Abraham	50,000	*	50,000	0	0
19) Leora Davids	100,000	1%	100,000	0	0
20) Rena Perlmutter	100,000	1%	100,000	0	0
21) Cheryl Levi	100,000	1%	100,000	0	0
22) Tova Herrmann	100,000	1%	100,000	0	0
23) Lisa Koenigsberg	100,000	1%	100,000	0	0
24) Audrey Dvora Ben Lulu	100,000	1%	100,000	0	0
25) Sharon Gross	100,000	1%	100,000	0	0
26) Iska Irina Chicco	100,000	1%	100,000	0	0
27) Tova Stauber	100,000	1%	100,000	0	0
28) Baruch Grajower	100,000	1%	100,000	0	0
29) Steven Kamilar	100,000	1%	100,000	0	0
30) Simcha Colthof	100,000	1%	100,000	0	0
31) Ilan Haber	100,000	1%	100,000	0	0
32) Shoshana Grotsky	100,000	1%	100,000	0	0
33) Eyal Melamed	100,000	1%	100,000	0	0
34) Shai Schiller	100,000	1%	100,000	0	0
35) Penina Reichenberg	200,000	2%	200,000	0	0
36) Anna Aaronson	200,000	2%	200,000	0	0
37) Mordechai Feig	200,000	2%	200,000	0	0
38) Lisa Messinger	200,000	2%	200,000	0	0
39) Ora Driheme	200,000	2%	200,000	0	0
Total	3,500,000		3,500,000	0	0

* Less than 1%

(1)	Assumes that all securities will be sold.

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DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on December 14, 2009. We are an emerging growth company, and from our inception to date, we have not generated any revenue. We intend to focus on patent monetization and patent assertion. For more information regarding our status as an emerging growth company, see "Risk Factors - Our status as an emerging growth company and as a Smaller Reporting Company may make our shares unattractive to investors."

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has our Company been involved in any mergers, acquisitions or consolidations. Neither we, nor our officers, Directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Since we have a specific business plan, which we have begun to execute, while we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are an emerging growth company and have not generated any revenue to date. We currently have no employees.

As discussed in the Notes to Financial Statements included in this Registration Statement, as of June 30, 2013, we had no revenue and had a net loss of approximately $9,227 for the period from February 10 (commencement of operations) to June 30, 2013. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period from February 10, 2013 (commencement of operations) to June 30, 2013. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Our offices are currently located at 270 Greyson Place, Teaneck, New Jersey 07666. Our telephone number is 866-416-3547. We do not currently have an operating web site.

As used herein, “we,” “us,” “our,” the “Company” or “Stella Blu” means Stella Blu, Inc. unless otherwise indicated. Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Stella Blu, Inc. will be engaged in the patent monetization and patent assertion business. Our principal operations will include the acquisition, licensing, and enforcement of patented technologies. We will develop our portfolios from patents to which we obtain the rights to from third parties. We expect to generate revenues and related cash flows from the subsequent sale, licensing and enforcement of those patents. We will initiate lawsuits, if necessary, to prevent the unauthorized use of our licensed patented technologies. When necessary we will assist third parties in the further development of their patent portfolios through the filing of additional patent applications. The company’s focus will be in acquiring patents in high-tech areas such as bio-technology and nano-technology. We are initially targeting technologies developed in Israel.

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Patent Monetization and Patent Assertion

Patent monetization is the generation of revenue and proceeds from patents and patented technologies (“Patent Monetization”).  Patent assertion is a specialized type of Patent Monetization where a patent owner, or a representative of the patent owner, seeks to prohibit or collect royalties from the unauthorized manufacture, sale, and use of the owner’s patented invention (“Patent Assertion”).

Business Strategy

The company will focus its early efforts on identifying, targeting and subsequently acquiring, unique patents or intellectual properties in the high tech arena. Specific areas of interest include software, bio-technology, environmental, and life sciences. Key areas where the Company will look to provide benefits include:

•	IP acquisition
•	IP licensing
•

In the first six months after this registration being declared effective, the Company will actively seek out IP technologies that will fit our criteria as listed below. As stated below, the rights to prospective technologies may be acquired through a variety of means including purchase for cash, purchase for shares or future profit sharing. We are anticipating that the costs related to acquiring the rights to these IP technologies will be relatively low on a cash basis as we will focus our pursuits of acquiring technologies primarily through the purchase of shares or profit sharing.

•	IP monetization
•	Monitoring usage of IP by third parties
•	Enforcement of patented technology licensing
•

After the initial six months of IP acquisition, the Company plans to move forward by monitoring IP usage by third parties. Should it come to our attention that our IP is being used without consent or reimbursement we plan to move quickly to contact those companies infringing on our proprietary rights and request adequate compensation. Should the infringement persist we will seek compensation through proper legal channels. To do this we may choose to hire attorneys on a cash or contingency basis.

•	Forming strategic partnerships
•	Prospective joint ventures
•

After the IP acquisition phase, we plan to continuously seek to increase the use of our technologies by forming strategic partnerships. In the course of events we will also give serious consideration to joint venturing the IP technologies with suitable companies or technologies. We anticipate that these partnerships and ventures will not require any cash outlay by our company.

The Company intends to focus on acquiring the rights to innovative IP and focus on monetizing the value of the IP while maintaining its integrity and ownership. The acquiring of the rights to prospective technologies may be done through a variety of means including purchase for cash, purchase for shares or future profit sharing. Consistent with this strategy, the Company has identified the following general criteria and guidelines that we believe are important in evaluating prospective target technologies. We will use these criteria and guidelines in evaluating technology acquisition opportunities, but we may decide to acquire a technology that does not meet these criteria and guidelines.

•           Technology that is patent protected or has the ability to become patent protected.

•           Innovative technology.

•           Technology that appeals to a broad market segment. We will seek to acquire technologies that have the potential to generate strong, stable and increasing licensing fees.

•           Technologies that are strategically relevant to the United States of America. We will seek to acquire strong technology that will be strategic to the United States and its growth such as alternative energy, water, agriculture, automated machinery, medical devices, Internet, IT Services, natural resources and communications.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular technology, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that management may deem relevant.

Sources of Target Businesses

We anticipate that target technology candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target technologies may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target technologies in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Since 1993, our chief executive officer has worked with high tech companies (primarily start ups). We believe that his experience will be of great assistance to our ability to identify target IP technologies. Our management may also bring to our attention target business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our management.

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As Israel is one of the leading countries in new and innovative technology, the Company initially plans to seek out technologies from Israeli research centers like the ones listed below. We have not yet approached, and may never approach, any of the research centers listed below. They are named only for illustrative purposes. We will not approach any research centers until we have funding to offer them.

Bar–Ilan Research & Development Ltd of Bar-Ilan University

The Bar-Ilan Research & Development Co. Ltd., located in Ramat-Gan, serves as the technology transfer arm of Bar-Ilan University. An independent commercial entity, Bar-Ilan R&D Co. connects the scientific and technological developments of Bar-Ilan to the world of business and industry.

BGN - Ben-Gurion University of the Negev

As the technology transfer company of Ben-Gurion University of the Negev, BGN Technologies is responsible for commercializing the know-how and inventions of the University's researchers. Through the development of novel University technologies and creative partnering with industry and investors, BGN attempts to bring value to the technological marketplace.

BioRap - Rappaport Research Institute

BioRap Technologies Ltd., the technology transfer company of the Rappaport Research Institute, promotes technologies and innovative perspectives in the area of biomedicine. Established in 2001 in Haifa, Israel, BioRap combines research and development activities with a commercial approach. It introduces biotech concepts based on novel scientific insights that are applied directly to critical human health care issues.

Carmel-Haifa University Economic Corp. Ltd.

Carmel-Haifa University Economic Corporation Ltd. was established in 2002 as a wholly owned subsidiary of the University of Haifa to commercialize the intellectual property generated by the University’s researchers. Carmel-Haifa identifies, promotes, and markets new technologies and projects from the University into the marketplace. It works to enhance the research activity and establish collaboration opportunities, including economic ventures, between the University and industry.

Gavish Galilee Bioapplications Ltd.

Founded in 1979, MIGAL (the Upper Galilee Center for Knowledge) is a regional research institute that promotes developments in modern biology and the sciences. Situated in Kiryat Shmona, Gavish Galilee Bioapplications Ltd. maintains sole rites to MIGAL’s intellectual property. Gavish establishes and nurtures new enterprises while forging strategic alliances and establishing technology frameworks for issuing licensing agreements.

Hadasit - Hadassah Medical Organization

Hadasit is the technology transfer company of Hadassah Medical Organization in Jerusalem, Israel. Hadasit promotes and commercializes the intellectual property and R&D capabilities generated at Hadassah, one of the world’s leading health care centers. Hadasit licenses rights to its products or establishes start-up companies under the auspices of Hadassah or Hadasit Bio-Holdings Ltd., a publicly traded company on the Tel Aviv Stock Exchange (HDST).

Mor - Clalit Health Services

Mor Research Applications, part of the Mor Institute family of companies is part of the Clalit Health Services, Israel’s largest health care fund. Founded in 1994, Mor provides end-to-end services from patents to commercialization for Clalit doctors and researchers. The intellectual property is conceived and developed by professionals working at Clalit medical centers and hospitals across the country, including Beilinson, Meir, Kaplan, Carmel, Soroka, Ha-Emek and Schneider.

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Ramot - Technology Transfer of Tel Aviv University

Ramot at Tel Aviv University Ltd. is the technology transfer company of Tel Aviv University (TAU). Ramot manages all activities related to the protection and commercialization of inventions and discoveries made by faculty, students, and other researchers of TAU. Ramot provides a dynamic interface connecting industry to leading-edge science and innovation, offering new business opportunities in a wide variety of emerging markets.

T³ - Technion Technology Transfer

The Technion offers a combination of science and engineering; with 11 affiliated hospitals, a high-tech entrepreneurial incubator and the Rappaport Faculty of Medicine. As the commercialization arm of the Technion Research and Development Foundation, T³ has expertise in IP development rights, patenting and licensing inventions and forming business agreements, bringing together ideas with investors and entrepreneurs. Transforming scientific discovery and technological innovation into real-life applied solutions, T³ has the experience to build bridges so that science, technology and brainpower become problem-solving solutions available to all.

Tel Aviv Medical Center

One of the largest hospitals in Israel, the Tel Aviv Sourasky Medical Center brings together highly trained clinicians and scientists to put novel techniques and technologies into practice. The more than 1,000 M.D.s and Ph.D.s cover a number of specialties in the Center’s 60 departments, institutes, and clinics. Sourasky is widely regarded as one of Israel’s leading centers for trauma; adult neurosurgery; pediatric neurosurgery; orthopedic and surgical oncology; kidney-pancreas transplants, liver transplants; and microsurgery on the nervous system. An active teaching hospital, Sourasky’s clinical departments are affiliated with the Sackler Faculty of Medicine at Tel Aviv University.

Yeda - Research & Development of Weizmann Institute

Yeda Research and Development Company Ltd. is the commercial arm of the Weizmann Institute of Science, Israel’s leading research center. Yeda, in Rehovot, Israel, holds an exclusive agreement with the Institute for marketing and commercializing new developments emerging from the Institute's laboratories.

Yissum - Technology Transfer of the Hebrew University

Yissum, the technology transfer company of the Hebrew University of Jerusalem (HU), markets the inventions and know-how generated by the University. Working closely with HU researchers and staff, Yissum actively focuses on making these technologies commercially viable — and desirable — in the marketplace. Since its establishment in 1968, Yissum has granted more than 400 technology licenses and is responsible for commercializing an array of successful products that generate nearly $1 billion in worldwide sales every year.

Senna – The National Technology Transfer Company

Senna, a private technology transfer company sponsored by the Israeli government, is the exclusive technology transfer company for all the Israeli academic colleges.

There are more than 20 Israeli academic colleges, among them – Bezalel, Shenkar, Jerusalem College for Technology, Braude, Holon Institute of Technology, Afeka College of Engineering, The Academic College of Tel Aviv, The Academic College of Tel Hai, Hadasa Academic Center, and many others.

Senna's eight-year concession (from 2013-2021) is sponsored by the Israeli government. According to Senna, the Israeli government will grant Senna US$3 million for services that will be rendered to the academic colleges, and another US$4 million for all necessary patent & IP expenses required for the best in class inventions chosen by Senna.

We have not yet approached any of the research centers listed above, and we may never approach any of them. They are listed for illustrative purposes only We will not approach any research centers until we have funding to offer them.

Established Deal Sourcing Network

Since 1993, our chief executive officer, Yoel Eliyahu, has worked with high tech companies (primarily start ups). We believe that his experience will be greatly assist us in identifying target IP technologies. Through Mr. Eliyahu, we believe we have contacts and sources from which to generate leads about technologies that are ripe for acquisition, and to seek complementary business arrangements. These contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

20

Competition

We expect to encounter significant competition from others seeking to acquire interests in intellectual property assets and monetize such assets. This includes an increase in the number of competitors seeking to acquire the same or similar patents and technologies to those that we may seek to acquire.  Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do. Entities such as Vringo, Inc. (NYSE MKT: VRNG), VirnetX Holding Corp (NYSE MKT: VHC), Acacia Research Corporation (NASDAQ: ACTG), RPX Corporation (NASDAQ: RPXC), and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. We expect others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of its assets.

We also compete with venture capital firms, strategic corporate buyers and various industry leaders for technology acquisitions and licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we may then rely upon to generate future revenue.

Other companies may develop competing technologies that offer better or less expensive alternatives to our patented technologies that we may acquire and/or out-license.  Many potential competitors may have significantly greater resources than we do.  Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned or controlled by our operating subsidiaries obsolete and/or uneconomical.

Legal and Regulatory Environment

Our Patent Monetization and Patent Assertion business will be subject to numerous risks from outside influences, including the following:

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue .

We may purchase or apply for patents and may spend a significant amount of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (“USPTO”), or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

In this regard, it should be noted that the America Invents Act, signed in 2011 (“America Invents Act”), made it illegal to file a single lawsuit claiming multiple defendants had infringed a patent in the same way. Now, a patent holder must file individual lawsuits against each infringing company. Patent experts say that the America Invents Act has significantly increased the number of patent infringement lawsuits since it was enacted, and has made prosecuting patent infringers significantly more expensive.

On June 4, 2013, President Obama issued an executive order, ordering the Patent and Trademark Office to require companies to be more specific about exactly what their patent covers and how it is being infringed. The administration also told the patent office to tighten scrutiny of overly broad patent claims and said it would aim to curb patent-infringement lawsuits against consumers and small-business owners who are simply using off-the-shelf technology. The implementation of this executive order could make it significantly more difficult for us to prove patent infringement claims.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents .

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we plan to diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

21

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO .

There is a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue, if any, from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

U.S. Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer .

Patent enforcement actions are almost exclusively prosecuted in U.S. Federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases always take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before United States Judges, and as a result, we believe that the risk of delays in patent enforcement actions will have a significant effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

We anticipate that our primary asset will be our patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolios will be dependent upon the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Competition is intense in the industries in which we plan to do business and as a result, we may not be able to grow or maintain our market share for our technologies and patents.

Our licensing business may compete with venture capital firms and various industry leaders for technology licensing opportunities. Many of these competitors may have more financial and human resources than we do. As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries upon which we currently rely to generate future revenue.

Our patented technologies face uncertain market value.

Many of our patents and technologies are likely to be in the early stages of adoption in the commercial and consumer markets. Demand for some of these technologies will be untested and will be subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services.

22

As patent enforcement litigation becomes more prevalent, it may become more difficult for us to voluntarily license our patents.

We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

Other people may have the right to exploit our Israeli patents in Israel.

As noted elsewhere in this Prospectus, our initial plan is to seek licenses to exploit technology developed by Israeli technology centers. Israeli patent law grants a right to exploit patented technology, without being subject to a patent holder’s rights, to anyone who is able to prove that he was exploiting that technology before the patent was granted. Under Section 53 of the Israeli Patent Law, if, on the date on which an application for a patent was first submitted in Israel, a person in Israel in good faith exploited the invention that is the subject of the patent application, or if he in good faith made actual preparations for its exploitation, then he is entitled to exploit the invention himself and in the course of his business without consideration. If technology that we acquire turns out to be subject to a prior right of exploitation, the value of that technology could be significantly impaired.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Stella Blu, Inc. is an emerging growth company as defined under the Jumpstart Our Business Startups (JOBS) Act, and has not yet generated any revenue. For more information regarding our status as an emerging growth company, see “Risk Factors - Our status as an emerging growth company and as a Smaller Reporting Company may make our shares unattractive to investors.”

Plan of Operation

Patent Monetization and Patent Assertion

Patent monetization is the generation of revenue and proceeds from patents and patented technologies (“Patent Monetization”).  Patent assertion is a specialized type of Patent Monetization where a patent owner, or a representative of the patent owner, seeks to prohibit or collect royalties from the unauthorized manufacture, sale, and use of the owner’s patented invention (“Patent Assertion”). Our business model is Patent Monetization and Patent Assertion.

Critical Accounting Policies

Our financial statements for the six months ended June 30, 2013 are prepared in conformity with accounting principles generally accepted in the United States of America.  As such, we are required to make certain estimates, judgments and assumptions that management believes are reasonable based upon the information available.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period.

We believe the following critical accounting polices affect the more significant judgments and estimates used in the preparation of our condensed consolidated financial statements.  For additional discussion on the application of these and other accounting policies, you should refer to our Consolidated Financial Statements for the six months ended June 30, 2013, and the notes related thereto.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

23

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, which consists of accounts payable, approximates their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended December 31, 2009, 2010, 2011 and 2012 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued penalties and interest as of June 30, 2013.

Loss per Share

The basic loss per share is calculated by dividing our net income available to common shareholders by the number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any potentially dilutive debt or equity securities.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Delay in adoption of future new or revised accounting standards

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Our financial statements may not be comparable to companies that comply with public company effective dates.

Results of Operations

The Company commenced operations on February 10, 2013. For the period ended June 30, 2013, we had no revenue. Expenses for the period totaled $9,227 resulting in a net loss of $9,227.

Capital Resources and Liquidity

As of June 30, 2013 we had $21,410 in cash. We received proceeds equal to $35,000 in May, 2013 pursuant to the sale of 3,500,000 common shares of stock, and we hope to receive up to $100,000 in this offering. We have also received a commitment from our chief executive officer to lend us moneys from time to time, in an aggregate amount of up to $50,000. Such loans will be made without interest and will be payable on demand. We believe that capital raised as a result of these three events is sufficient to meet our short term cash flow needs. We anticipate our legal, auditing, and filing costs to increase as a result of being a public company to approximately $3,500 per month. We believe that we will be able to meet our long term and short term cash flow needs from amounts raised in the Offering, from amounts that may be raised in future offerings, by generating revenues equal to $3,500 per month, or by borrowing such amount from our chief executive officer to the extent that such expected revenues do not materialize. Such amounts would cover at least 12 months of operations.

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While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of public or private offerings or by borrowing money.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that we will incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company in any such proceedings

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our current directors and officers including their name, age, and business experience.

Name and Business Address	Age	Position
Mr. Yoel Eliyahu	59	President, CEO, Treasurer, Secretary and Director

From Jaunary 1 – December 31, 2012, Mr Eliyahu served as the CEO for Isratech IP, Inc., a company that looked to help developing technologies to grow into fully operating companies. From 1993-2012, Mr. Eliyahu served as a consultant to start up companies in the high tech arena. During the past five years, Mr. Eliyahu has worked with developers of high tech intellectual properties that were patented or patentable to assist them with various services. The services provided during this time included assistance with patent application filings, development of strategic partnerships, and assistance in bringing products to market. Mr. Eliyahu has a business degree form Bar Ilan University, and currently lives in Jerusalem, Israel.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended June 30, 2013 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Yoel Eliyahu,	2013	$0	0	0	0	0	0	0	$0
Chief Executive Officer
and Treasurer	2012	$0	0	0	0	0	0	0	$0

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Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through June 30, 2013.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during the period ending June 30, 2013 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 9, 2013, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,000,000 shares of our common stock issued and outstanding as of September 9, 2013. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Stella Blu, Inc., 270 Greyson Place, Teaneck, New Jersey 07666.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Yoel Eliyahu (1)	Common	6,500,000	65%
Directors and Officers as a Group (1 person)	Common	6,500,000	65%

(1)	Our President, Chief Executive Officer, Treasurer, Secretary and Director

26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 10, 2013, the Company issued 6,500,000 shares of common stock to Mr. Yoel Eliyahu, a director of the Company, for a $650 subscription receivable. Payment was received in June 2013.

The shares that were issued to Mr. Eliyahu were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

EXPENSES OF DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$7,000.00
SEC registration fee	$47.74
Legal fees and other expenses	$20,000.00
Printing fees	$3,000.00
Total	$30,047.74

PLAN OF DISTRIBUTION

This Prospectus relates to the registration of 4,500,000 common shares, 3,500,000 of which are being registered on behalf of selling stockholders.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved, if ever.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority (FINRA). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

27

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Stockholders

As of September 9, 2013, there were 10,000,000 shares of common stock issued and outstanding, which were held by forty (40) stockholders of record.

Transfer Agent

VStock Transfer, LLC is acting as our transfer agent.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. There is no assurance that a market maker will file an application for quotation of our stock, that such an application, if filed, will be accepted, or that if such application for quotation of our stock is accepted, a market in our common stock will develop or be sustained. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

28

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding as of September 9, 2013, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding as of September 9, 2013. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

LEGAL MATTERS

Rimon P.C. has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this Prospectus and in the registration statement have been audited by D. Brooks and Associates CPA’s, P.A., an independent registered public accountant, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

29

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this Prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

30

STELLA BLU, INC.

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2012 and 2011	F-3

Statements of Operations for the years Ended December 31, 2012, and 2011, and for the period from December 14, 2009 (Inception) through December 31, 2012	F-4

Statements of Stockholders’ Equity for the periods December 14, 2009 ( Inception) through December 31, 2012	F-5

Statements of Cash Flows for the years Ended December 31, 2012, and 2011, and for the period from December 14, 2009 (Inception) through December 31, 2012	F-6

Notes to the Financial Statements	F-7 - F-9

Condensed Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 (audited)	F-10

Unaudited Condensed Statements of Operations for the Six months ended June 30, 2013 and 2012 (including December 14, 2009 to June 30, 2013)	F-11

Unaudited Condensed Statement of Stockholders' Equity (Deficit) from inception December 14, 2009 through June 30, 2013	F-12

Unaudited Condensed Statements of Cashflows for the Six months ended June 30, 2013 and 2012 (including December 14, 2009 to June 30, 2013)	F-13

Notes to Condensed Financial Statements as of June 30, 2013	F-14 - F-17

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Stella Blu, Inc.

We have audited the accompanying balance sheets of Stella Blu, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012, and for the period from December 19, 2009 (inception) through December 31, 2012. Stella Blu, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stella Blu, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012, and for the period from December 19, 2009 (inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has no revenues or assets. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, Florida

July 26, 2013

 D. Brooks and Associates CPA’s, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 – (954) 592-2507

F-2

STELLA BLU, INC.

(A Development Stage Company)

Balance Sheets

	December 31,	December 31,
	2012	2011

ASSETS

Current Assets:
Cash	$-	$-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Total current liabilities	$-	$-

Stockholders' Equity:
Preferred stock, 5,000,000 shares authorized, par value $0.0001, no shares issued or outstanding	-	-
Common stock, 500,000,000 shares authorized, par value $0.0001, no shares issued and outstanding	-	-
Additional paid-in capital	789	789
Deficit accumulated during the development stage	(789)	(789)
Total stockholders' equity	-	-

Total liabilities and stockholders' equity	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

STELLA BLU, INC.

(A Development Stage Company)

Statements of Operations

			December 14, 2009
	For the Years Ended		(Inception) to
	December 31,		December 31,
	2012	2011	2012

Revenue	$-	$-	$-

General and Administrative expenses	-	-	789
Operating loss	-	-	(789)

Loss before income taxes	-	-	(789)

Provision for Income Taxes	-	-	-

Net loss	$-	$-	$(789)

Basic and Diluted
Loss Per Common Share	$-	$-

Weighted Average Number of Common Shares Outstanding	-	-

The accompanying notes are an integral part of these financial statements.

F-4

STELLA BLU, INC.

(A Development Stage Company)

Statement of Stockholders' Equity

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balances - December 14, 2009 (Inception )	-	$-	$-	$-	$-

Contributed capital	-	-	789	-	789
Net loss for the period	-	-	-	(789)	(789)
Balance - December 31, 2009	-	-	789	(789)	-

Net loss for the year	-	-	-	-	-
Balance - December 31, 2010	-	-	789	(789)	-

Net loss for the year	-	-	-	-	-
Balance - December 31, 2011	-	-	789	(789)	-

Net loss for the year	-	-	-	-	-
Balance - December 31, 2012	-	$-	$789	$(789)	$-

The accompanying notes are an integral part of these financial statements.

F-5

STELLA BLU, INC.

(A Development Stage Company)

Statements of Cashflows

			December 14, 2009
	For the Years Ended		(Inception) to
	December 31,		December 31,
	2012	2011	2012

OPERATING ACTIVITIES:
Net loss	$-	$-	$(789)
Net cash used in operating activities	-	-	(789)

FINANCING ACTIVITIES:
Contributed capital	-	-	789
Cash provided by financing activities	-	-	789

Net change in cash	-	-	-

Cash, Beginning of Period	-	-	-

Cash, End of Period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

STELLA BLU, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Stella Blu, Inc. (“the Company”) was incorporated under the laws of the state of Nevada on December 14, 2009. The Company began limited operations on February 10, 2013, is considered a development stage company and has not yet realized any revenues from its planned operations.

The Company is engaged in the patent monetization business. The Company’s principal operations will include the acquisition, licensing, and enforcement of patented technologies. The Company will develop portfolios from patents whose rights are obtained from third parties. The Company expects to generate revenues and related cash flows from the subsequent sale, licensing and enforcement of those patents.

As a development stage enterprise, the Company discloses the retained earnings or deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended December 31, 2009, 2010, 2011 and 2012 remain subject to examination by Federal and state jurisdictions.

F-7

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued penalties and interest as of December 31, 2012.

Loss per Share

The basic loss per share is calculated by dividing our net income available to common shareholders by the number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any potentially dilutive debt or equity securities.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   As of December 31, 2012 and 2011, the Company had a deferred tax asset of approximately $290 related to organizational costs and net operating losses. The valuation allowance was recorded against the tax asset to reduce the carrying value to zero.

NOTE 4. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized

The Company is authorized to issue 500,000,000 shares of $0.0001 par value common stock and 5,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Issued and Outstanding

As of December 31, 2012 no shares were issued.

Contributed Capital

In December 2009, an officer of the Company contributed capital in the amount of $789 for organizational costs.

F-8

NOTE 5. CONFLICTS OF INTEREST

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenues and no cash. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 7. RELATED PARTY TRANSACTIONS

In December 2009, an officer of the Company contributed capital in the amount of $789 for organizational costs.

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2012 through the date of this filing.

On February 10, 2013, the Company issued 6,500,000 common shares to its Director for cash consideration of $0.0001 per share. The proceeds of $650 were received on June 14, 2013.

The Company accepted subscriptions for 3,500,000 shares of common stock from 39 investors pursuant to a series of private placement transactions which closed in May 2013. The private placement shares were priced at $0.01 per share, for aggregate gross proceeds of $35,000. The Company accepted the subscriptions on June 11, 2013.

F-9

STELLA BLU, INC.

(A Development Stage Company)

Condensed Balance Sheets

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash	$21,410	$-
Prepaid expenses	5,013	-
Total current assets	26,423	-

Total assets	$26,423	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$-	$-
Total current liabilities	-	-

Stockholders' Equity:
Preferred stock, 5,000,000 shares authorized, par value $0.0001, no shares issued or outstanding	-	-
Common stock, 500,000,000 shares authorized, par value $0.0001, 10,000,000 shares issued and outstanding	1,000	-
Additional paid in capital	35,439	789
Deficit accumulated during the development stage	(10,016)	(789)
Total stockholders' equity	26,423	-

Total liabilities and stockholders' equity	$26,423	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-10

STELLA BLU, INC.

(A Development Stage Company)

Condensed Statements of Operations

(Unaudited)

			December 14, 2009
	Six Months Ended		(Inception) to
	June 30,		June 30,
	2013	2012	2013

Revenue	$-	$-	$-

General and Administrative expenses	9,227	-	10,016
Operating loss	(9,227)	-	(10,016)

Loss before income taxes	(9,227)	-	(10,016)

Provision for Income Taxes	-	-	-

Net loss	$(9,227)	$-	$(10,016)

Basic and Diluted
Loss Per Common Share	a	$-

Weighted Average Number of Common Shares Outstanding	5,450,276	-

a = less than $.01 per share

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-11

STELLA BLU, INC.

(A Development Stage Company)

Condensed Statement of Stockholders' Equity (Deficit)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Balances - December 14, 2009 (Inception )	-	$-	$-	$-	$-

Contributed capital	-	-	789	-	789
Net loss for the period	-	-	-	(789)	(789)
Balance - December 31, 2009	-	-	789	(789)	-

Net loss for the year	-	-	-	-	-
Balance - December 31, 2010	-	-	789	(789)	-

Net loss for the year	-	-	-	-	-
Balance - December 31, 2011	-	-	789	(789)	-

Net loss for the year	-	-	-	-	-
Balance - December 31, 2012	-	-	789	(789)	-

Common stock issued to directors for cash on February 10, 2013 ($0.0001)	6,500,000	650	-	-	650
Common stock issued for cash ($0.01)	3,500,000	350	34,650	-	35,000
Net loss for the period	-	-	-	(9,227)	(9,227)
Balance June 30, 2013	10,000,000	$1,000	$35,439	$(10,016)	$26,423

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-12

STELLA BLU, INC.

(A Development Stage Company)

Condensed Statements of Cashflows

(Unaudited)

			December 14, 2009
	Six Months Ended		(Inception) to
	June 30,		June 30,
	2013	2012	2013

OPERATING ACTIVITIES:
Net loss	$(9,227)	$-	$(10,016)
Adjustments to reconcile net loss to cash used in in operating activities:
Increase in prepaid expenses	(5,013)	-	(5,013)
Net cash used in operating activities	(14,240)	-	(15,029)

FINANCING ACTIVITIES:
Contributed capital	-	-	789
Proceeds from common stock subscriptions	35,650	-	35,650
Cash provided by financing activities	35,650	-	36,439

Net Increase in Cash	21,410	-	21,410

Cash, Beginning of Period	-	-	-

Cash, End of Period	$21,410	$-	$21,410

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-13

STELLA BLU, INC.

(A Development Stage Company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

June 30, 2013

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Stella Blu, Inc. (“the Company”) was incorporated under the laws of the state of Nevada on December 14, 2009. The Company began limited operations on February 10, 2013, and is considered a development stage company and has not yet realized any revenues from its planned operations.

The Company is engaged in the patent monetization business. The Company’s principal operations will include the acquisition, licensing, and enforcement of patented technologies. The Company will develop portfolios from patents whose rights are obtained from third parties. The Company expects to generate revenues and related cash flows from the subsequent sale, licensing and enforcement of those patents.

As a development stage enterprise, the Company discloses the retained earnings or deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

In the opinion of management, the accompanying unaudited condensed financial statements of Stella Blu, Inc. contain all adjustments necessary to present fairly the Company’s financial position as of June 30, 2013 and its results of operations and cash flows for the six months ended June 30, 2013 and 2012 and for the period from December 14, 2009 (inception) through June 30, 2013. The accompanying unaudited interim financial statements have been prepared in accordance with instructions to Form 10-Q and therefore do not include all information and footnotes required by accounting principles generally accepted in the United States of America. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the full year.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

F-14

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold. The Company has no uncertain tax positions that require the Company to record a liability. The Company’s tax years ended December 31, 2009, 2010, 2011 and 2012 remain subject to examination by Federal and state jurisdictions.

The Company recognizes penalties and interest associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the balance sheet. The Company had no accrued penalties and interest as of June 30, 2013.

Loss per Share

The basic loss per share is calculated by dividing our net income available to common shareholders by the number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any potentially dilutive debt or equity securities.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   As of June 30, 2013, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is $9,227 and will expire 20 years from the date the loss was incurred.

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As at June 30, 2013, deferred tax assets consisted of the following:

Net operating losses (estimated tax rate 15%)	$1,384
Less: valuation allowance	(1,384)
Net deferred tax asset	$—

NOTE 4. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized

The Company is authorized to issue 500,000,000 shares of $0.0001 par value common stock and 5,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

Contributed Capital

In December 2009 an officer of the Company contributed capital in the amount of $789 for incorporation costs.

Issued and Outstanding

On February 10, 2013, the Company issued 6,500,000 common shares to its Director for cash consideration of $0.0001 per share. The proceeds of $650 were received on June 14, 2013.

The Company accepted subscriptions for 3,500,000 shares of common stock from 39 investors pursuant to a series of private placement transactions which closed in May 2013. The private placement shares were priced at $0.01 per share, for aggregate gross proceeds of $35,000. The Company accepted the subscriptions on June 11, 2013.

NOTE 5. CONFLICTS OF INTEREST

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not commenced its planned operations and has net losses for the period from inception (December 14, 2009) to June 30, 2013, of $10,016. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-16

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 7. CONCENTRATION OF CREDIT RISK

The Company’s cash is held in escrow by the Company’s attorney. The cash is available for operations without any restrictions.

NOTE 8. RELATED PARTY TRANSACTIONS

In December 2009 an officer of the Company contributed capital in the amount of $789 for incorporation costs.

On February 10, 2013, the Company issued 6,500,000 common shares to its Director for cash consideration of $0.0001 per share.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after June 30, 2013 through the date of this filing. The Company determined that it does not have any subsequent events requiring recording or disclosure in the financial statements for the period ended June 30, 2013.

F-17

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Nature of Expense	Amount
Accounting fees and expenses	$7,000.00
SEC registration fee	$61.38
Legal fees and other expenses	$20,000.00
Printing fees	$3,000.00
Total	$30,047.74

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RECENT SALES OF UNREGISTERED SECURITIES

In February 2013, the Company issued a total of 6,500,000 shares of the Company’s common stock as founder's shares at a price per share of $0.0001 per share for an aggregate sum of $650.

In May 2013 the Company completed a private placement for up to 3,500,000 shares of common stock of the Company at a price of $0.01 per share for an aggregate sum of $35,000.

All of the above offerings and sales were deemed to be exempt under rule 903 of Regulation S and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, and transfer was restricted by Stella Blu, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the purchasers in the Regulation S offering were not US persons as defined in Regulation S. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

EXHIBITS

The following exhibits are included in this registration statement:

SEC Ref. No.	Title of Document	Location
3.1	Articles of Incorporation	Previously filed

3.2	By-laws	Previously filed

4.1	Specimen Stock Certificate	Previously filed

5.1	Legal Opinion of Rimon PC	Attached

10.1	Form of Subscription Agreement	Previously filed

23.1	Consent of D. Brooks and Associates CPA’s, P.A.	Attached

23.2	Consent of Rimon PC (attached as part of Exhibit 5.1)	Attached

Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel on September 10, 2013.

STELLA BLU, INC.

By:	/s/Yoel Eliyahu
Yoel Eliyahu
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yoel Eliyahu and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Stella Blu, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/Yoel Eliyahu
Yoel Eliyahu
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

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